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                                                                     EXHIBIT 4.1



                                  QUOVADX, INC.

                          REGISTRATION RIGHTS AGREEMENT


         This Registration Rights Agreement (this "Agreement") is made as of December 14, 2001, between Quovadx, Inc., a Delaware corporation having its principal place of business at 6400 S. Fiddler's Green Circle, Suite 1400, Englewood, Colorado (the "Acquiror") and Francis Carden, an individual currently residing at 6271 Indian River Drive, Norcross, Georgia 30092 (the "Shareholder").

                                    RECITALS

         A. The Acquiror and the Shareholder are parties to a Share Acquisition Agreement dated as of December 13, 2001 (the "Acquisition Agreement"), pursuant to which the Acquiror is purchasing from the Shareholder, and the Shareholder is selling to the Acquiror, all of the issued and outstanding share capital of Pixel Innovations Ltd., a company incorporated under the laws of England and Wales (the "Acquisition");

         B. In connection with the Acquisition, the Acquiror is issuing to the Shareholder 201,794 shares of its common stock, par value $0.01 per share (the "Shares"); and

         C. The Acquisition Agreement provides for the execution and delivery of this Agreement at the closing of the transactions contemplated thereby which grants the Shareholder certain rights to have the Shares registered under the Securities Act of 1933, as amended;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:


                                    SECTION 1

                 RESTRICTIONS ON TRANSFERABILITY OF SECURITIES;
               COMPLIANCE WITH SECURITIES ACT; REGISTRATION RIGHTS

         1.1 CERTAIN DEFINITIONS. Unless otherwise indicated, the terms in this Agreement shall have the same meanings as those terms in the Purchase Agreement. As used in this Agreement, the following terms shall have the following respective meanings:

         "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

         "Common Stock" shall mean the common stock, par value $0.01 per share, of the Acquiror.

         The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.


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         "Registration Expenses" shall mean all expenses, except as otherwise stated in the definition of the term "Selling Expenses" as set forth below, incurred by the Acquiror in complying with Section 1.2 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Acquiror, blue sky fees and expenses, the expense of any special audits incident to or required by any such registration.

         "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

         "Selling Expenses" shall mean all selling commissions and stock transfer taxes applicable to the Shares being sold by the Shareholder.

         1.2 MANDATORY REGISTRATION. The Acquiror shall use its reasonable best efforts to prepare and file with the Commission, within thirty (30) days after the closing of the Acquisition, a registration statement under the Securities Act registering the resale of the Shares by the Shareholder (the "Registration Statement"). The Acquiror shall use its reasonable best efforts to cause the Registration Statement to be declared effective by the Commission as soon as possible after such filing (the "Effective Date").

         1.3 EXPENSES OF REGISTRATION. All Registration Expenses incurred in connection with all registrations pursuant to Section 1.2 shall be borne by the Acquiror. Unless otherwise stated, all Selling Expenses shall be borne by the Shareholder.

         1.4 REGISTRATION PROCEDURES. At its expense the Acquiror will:

             (a) Prepare and file with the Commission the Registration Statement with respect to the Shares and use its best efforts to cause such Registration Statement to become effective as soon as possible after the filing thereof, and keep the Registration Statement effective until one year after its date of effectiveness.

             (b) Furnish to the Shareholder, and to the Shareholder's brokers, such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as the Shareholder or his brokers may reasonably request in order to facilitate the resale of the Shares.

         1.5 SUSPENSION OF REGISTRATION. The Acquiror shall promptly notify the Shareholder of (i) the issuance by the Commission of a stop order suspending the effectiveness of the Registration Statement, (ii) the happening of any event, of which the Acquiror has knowledge, as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (iii) the occurrence or existence of any pending corporate development that, in the reasonable discretion of the Acquiror, makes it appropriate to suspend the availability of the Registration Statement to comply with Commission rules. In each case the Acquiror shall use commercially reasonable efforts to promptly prepare a supplement or amendment to the Registration Statement to correct such untrue statement or omission, and deliver such number of copies of such supplement or amendment to the Shareholder as the Shareholder may reasonably request; provided; however, that the Acquiror may delay to the extent permitted by law the disclosure of material non-public information concerning the Acquiror the disclosure of which at the time is not, in the good faith opinion of the Acquiror, in the best interests of the Acquiror (an "Allowed Delay"). There shall be no more than two Allowed Delays in any 365-day period, and no single Allowed Delay shall exceed 60 consecutive days. The Acquiror shall promptly notify the Shareholder in writing of the existence of an Allowed Delay and shall advise the Shareholder in writing to cease all sales under the Registration Statement until the end of the Allowed Delay.


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         1.6 INDEMNIFICATION.

             (a) The Acquiror will indemnify the Shareholder against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Acquiror of the Securities Act, the Exchange Act, state securities law or any rule or regulation promulgated under such laws applicable to the Acquiror in connection with any such registration, qualification or compliance, and within a reasonable period the Acquiror will reimburse each the Shareholder for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action; provided, however, that the Acquiror will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with information furnished to the Acquiror by the Shareholder for use in such registration statement, prospectus, offering circular or other document.

             (c) The Shareholder will indemnify the Acquiror, each of its directors and officers, each underwriter, if any, of the Acquiror's securities covered by such a registration statement, each person who controls the Acquiror or such underwriter within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and within a reasonable period will reimburse the Acquiror, its directors, officers, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with information furnished to the Acquiror by the Shareholder for use in such registration statement, prospectus, offering circular or other document.

             (d) Each party entitled to indemnification under this Section 1.6 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 1 unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action and provided further, that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or separate and different defenses. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.


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         1.7 INFORMATION BY SHAREHOLDER. The Shareholder shall furnish to the
Acquiror such information regarding the Shareholder, the Shares and the distribution proposed by the Shareholder or as the Acquiror may reasonably request and as shall be required in connection with any registration, qualification or compliance referred to in this Section 1.

                                    SECTION 2

                                  MISCELLANEOUS

         2.1 GOVERNING LAW. This Agreement shall be governed in all respects by the internal laws of the State of Colorado.

         2.2 SURVIVAL. The covenants and agreements made herein shall survive the closing of the transactions contemplated hereby.

         2.3 SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

         2.4 ENTIRE AGREEMENT; AMENDMENT. This Agreement and the Acquisition Agreement constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

         2.5 NOTICES, ETC. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, telecopied or otherwise delivered by hand or by messenger. Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered personally or telecopied, or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid.

         2.6 DELAYS OR OMISSIONS. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party to this Agreement upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such nondefaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any holder of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party to this Agreement, shall be cumulative and not alternative.

         2.7 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.


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         2.8 SEVERABILITY. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

         2.9 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not considered in construing or interpreting this Agreement.

The foregoing Agreement is hereby executed as of the date first above written.


"ACQUIROR"                 QUOVADX, INC.

                           By:    /s/ Linda K. Wackwitz
                              -------------------------------------------------

                           Name:    Linda K. Wackwitz
                                -----------------------------------------------

                           Title:  Executive Vice President and General Counsel
                                 ----------------------------------------------



"SHAREHOLDER"              FRANCIS CARDEN

                              /s/ Francis Carden
                           ----------------------------------------------------